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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-3 of our report dated January 28, 2003 (February 14, 2003 as to Note 23) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets), appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

New York, New York
October 24, 2003